Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Q3 FY19 GAAP EPS INCREASED TO $0.76 and NON-GAAP EPS UP 8% TO $0.87

Operating Income Up 3% in USD and 7% in Constant Currency

REDWOOD SHORES, Calif., March 14, 2019 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2019 Q3 results. Total Revenues were $9.6 billion, down 1% in USD and up 3% in constant currency compared to Q3 last year. Cloud Services and License Support revenues were $6.7 billion, while Cloud License and On-Premise License revenues were $1.3 billion. Total Cloud Services and License Support plus Cloud License and On-Premise License revenues were $7.9 billion, unchanged in USD and up 3% in constant currency.

GAAP Operating Income was up 3% to $3.4 billion and GAAP Operating Margin was 35%. Non-GAAP Operating Income was up 2% to $4.3 billion and non-GAAP Operating Margin was 44%. GAAP Net Income increased to $2.7 billion and non-GAAP Net Income was down 8% to $3.2 billion. GAAP Earnings Per Share increased to $0.76 while non-GAAP Earnings Per Share was up 8% to $0.87.

Short-term deferred revenues were up 1% to $8.0 billion compared to a year ago. Operating Cash Flow was $14.8 billion during the trailing twelve months.

“I’m pleased with Q3 non-GAAP results as revenues grew 3%, operating income increased 5% and EPS grew 12% in constant currency,” said Oracle CEO, Safra Catz. “Our overall operating margin improved to 44% as our lower margin hardware business continued to get smaller while our higher margin cloud business continued to get bigger. With year-to-date non-GAAP EPS growth rate now at 16% in constant currency, we will comfortably deliver another year of double-digit EPS growth.”

“Our Fusion HCM, ERP, Supply Chain and Manufacturing Cloud applications revenue in total grew 32% in Q3,” said Oracle CEO, Mark Hurd. “Our NetSuite ERP Cloud applications also delivered strong results with a revenue growth rate of 30%. That said, let me call your attention to the following approved statement about Oracle’s entire applications business from industry analyst IDC.”

Per IDC’s latest annual market share results, Oracle is the #1 Enterprise Applications vendor in North America based on market share and revenue, surpassing Salesforce.com and SAP.  Source: IDC Semiannual Software Tracker, Oct. 2018. Market share and revenue for 2H2017-1H2018. North America is the USA and Canada. Enterprise Applications refer to the IDC markets CRM, Enterprise Resource Management (including HCM, Financials, Procurement, Order Management, PPM, EAM), SCM, and Production Applications.

“The future of Oracle’s Cloud Infrastructure business rests upon our highly-secure Gen2 Cloud Infrastructure featuring the world’s first and only Autonomous Database,” said Oracle CTO, Larry Ellison. “By the end of Q3 we had nearly 1,000 paying Autonomous Database customers and we added around 4,000 new Autonomous Database trials in Q3. It’s early days, but this is the most successful introduction of a new product in Oracle’s forty year history.”

Oracle also announced that its Board of Directors declared a quarterly cash dividend of $0.24 per share of outstanding common stock, reflecting a 26% increase over the current quarterly dividend of $0.19.  Larry Ellison, Oracle’s Chairman of the Board, Chief Technology Officer and largest stockholder, did not participate in the deliberation or the vote on this matter. This increased dividend will be paid to stockholders of record as of the close of business on April 11, 2019, with a payment date of April 25, 2019.

Q3 Fiscal 2019 Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 2:00 p.m. Pacific. You may listen to the call by dialing (816) 287-5563, Passcode: 425392. To access the live webcast, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. In addition, Oracle’s Q3 results and fiscal 2019 financial tables are available on the Oracle Investor Relations website.

A replay of the conference call will also be available by dialing (855) 859-2056 or (404) 537-3406, Passcode: 9995836.

About Oracle

The Oracle Cloud offers a complete suite of integrated applications for Sales, Service, Marketing, Human Resources, Finance, Supply Chain and Manufacturing, plus Highly- Automated and Secure Generation 2 Infrastructure featuring the Oracle Autonomous Database. For more information about Oracle (NYSE:ORCL), visit us at www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding the growth of our EPS and the future of Oracle’s Cloud Infrastructure business, are all "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Our cloud strategy, including our Oracle Software as a Service and Infrastructure as a Service offerings, may not be successful. (2) If we are unable to develop new or sufficiently differentiated products and services, integrate acquired products and services, or enhance and improve our existing products and support services in a timely manner, or price our products and services to meet market demand, customers may not purchase or subscribe to our software, hardware or cloud offerings or renew software support, hardware support or cloud subscriptions contracts. (3) Enterprise customers rely on our cloud, license and hardware offerings and related services to run their businesses and significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings and related services could expose us to product liability, performance and warranty claims, as well as cause significant harm to our brand and reputation, which could impact our future sales. (4) If the security measures for our products and services are compromised and as a result, our customers’ data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged and we may experience legal claims and reduced sales. (5) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy and data protection. (6) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (7) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (8) We have a selective and active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. A detailed discussion of these factors and other risks that affect our business is contained in our U.S. Securities and Exchange Commission (SEC) filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of March 14, 2019. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q3 FISCAL 2019 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended February 28,				% Increase	% Increase (Decrease)
	2019	% of Revenues	2018	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$6,662	69%	$6,587	68%	1%	4%
Cloud license and on-premise license	1,251	13%	1,299	14%	(4%)	0%
Hardware	915	10%	994	10%	(8%)	(4%)
Services	786	8%	796	8%	(1%)	3%
Total revenues	9,614	100%	9,676	100%	(1%)	3%
OPERATING EXPENSES
Cloud services and license support	937	10%	894	9%	5%	7%
Hardware	339	4%	393	4%	(14%)	(10%)
Services	700	7%	709	7%	(1%)	3%
Sales and marketing	2,051	21%	2,042	21%	0%	4%
Research and development	1,426	15%	1,496	16%	(5%)	(3%)
General and administrative	316	3%	339	4%	(7%)	(4%)
Amortization of intangible assets	407	4%	394	4%	3%	3%
Acquisition related and other	(4)	0%	3	0%	(208%)	(217%)
Restructuring	43	1%	91	1%	(53%)	(51%)
Total operating expenses	6,215	65%	6,361	66%	(2%)	0%
OPERATING INCOME	3,399	35%	3,315	34%	3%	7%
Interest expense	(509)	(5%)	(533)	(5%)	(5%)	(5%)
Non-operating income, net	198	2%	409	4%	(52%)	(52%)
INCOME BEFORE PROVISION FOR INCOME TAXES	3,088	32%	3,191	33%	(3%)	1%
Provision for income taxes (2)	343	4%	7,238	75%	(95%)	(95%)
NET INCOME	$2,745	28%	$(4,047)	(42%)	168%	168%
EARNINGS PER SHARE:
Basic	$0.78		$(0.98)
Diluted	$0.76		$(0.98)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,526		4,122
Diluted	3,617		4,122

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended February 28, 2019 compared with the corresponding prior year period decreased our revenues by 4 percentage points, operating expenses by 2 percentage points and operating income by 4 percentage points.

(2)

Provision for income taxes for the periods presented included the impacts of the U.S. 2017 Tax Cuts and Jobs Act, which was signed into law during our third quarter of fiscal 2018, and for which additional discussion is included in Appendix A.

ORACLE CORPORATION

Q3 FISCAL 2019 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended February 28,						% Increase (Decrease) in US$		% Increase (Decrease) in Constant Currency (2)
	2019 GAAP	Adj.	2019 Non-GAAP	2018 GAAP	Adj.	2018 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$9,614	$4	$9,618	$9,676	$5	$9,681	(1%)	(1%)	3%	3%
Cloud services and license support	6,662	4	6,666	6,587	5	6,592	1%	1%	4%	4%
TOTAL OPERATING EXPENSES	$6,215	$(873)	$5,342	$6,361	$(874)	$5,487	(2%)	(3%)	0%	0%
Sales and marketing (3)	2,051	(89)	1,962	2,042	(84)	1,958	0%	0%	4%	4%
Stock-based compensation (4)	338	(338)	—	302	(302)	—	12%	*	12%	*
Amortization of intangible assets (5)	407	(407)	—	394	(394)	—	3%	*	3%	*
Acquisition related and other	(4)	4	—	3	(3)	—	(208%)	*	(217%)	*
Restructuring	43	(43)	—	91	(91)	—	(53%)	*	(51%)	*
OPERATING INCOME	$3,399	$877	$4,276	$3,315	$879	$4,194	3%	2%	7%	5%
OPERATING MARGIN %	35%		44%	34%		43%	110 bp.	115 bp.	139 bp.	119 bp.
INCOME TAX EFFECTS (6)	$343	$466	$809	$7,238	$(6,582)	$656	(95%)	23%	(95%)	28%
NET INCOME (LOSS)	$2,745	$411	$3,156	$(4,047)	$7,461	$3,414	168%	(8%)	168%	(4%)
DILUTED EARNINGS (LOSS) PER SHARE (7)	$0.76		$0.87	$(0.98)		$0.81	177%	8%	177%	12%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (7)	3,617	—	3,617	4,122	114	4,236	(12%)	(15%)	(12%)	(15%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Non-GAAP adjustments to sales and marketing expenses were as follows:

	Three Months Ended February 28,
	2019	2018
Stock-based compensation (4)	$(89)	$(87)
Acquired deferred sales commissions amortization	—	3
Total non-GAAP sales and marketing adjustments	$(89)	$(84)

(4)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended February 28, 2019			Three Months Ended February 28, 2018
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$26	$(26)	$—	$21	$(21)	$—
Hardware	2	(2)	—	2	(2)	—
Services	12	(12)	—	13	(13)	—
Research and development	254	(254)	—	221	(221)	—
General and administrative	44	(44)	—	45	(45)	—
Subtotal	338	(338)	—	302	(302)	—
Sales and marketing	89	(89)	—	87	(87)	—
Total stock-based compensation	$427	$(427)	$—	$389	$(389)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of February 28, 2019 was as follows:

Remainder of fiscal 2019	$401
Fiscal 2020	1,492
Fiscal 2021	1,269
Fiscal 2022	1,018
Fiscal 2023	622
Fiscal 2024	391
Thereafter	485
Total intangible assets, net	$5,678

(6)

Income tax effects were calculated reflecting an effective GAAP tax rate of 11.1% and 226.8% in the third quarter of fiscal 2019 and 2018, respectively, and an effective non-GAAP tax rate of 20.4% and 16.1% in the third quarter of fiscal 2019 and 2018, respectively. The difference between our GAAP and non-GAAP tax rates in the third quarter of fiscal 2019 and 2018 was primarily due to the impacts of the U.S. Tax Cuts and Jobs Act of 2017 (refer to Appendix A for additional information).

(7)

In the third quarter of fiscal 2018, GAAP diluted loss per share was calculated excluding the dilutive effects of 114 million shares related to employee stock plans as the effect would be anti-dilutive.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2019 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Nine Months Ended February 28,				% Increase	% Increase (Decrease)
	2019	% of Revenues	2018	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$19,908	70%	$19,454	69%	2%	4%
Cloud license and on-premise license	3,334	12%	3,525	12%	(5%)	(3%)
Hardware	2,711	10%	2,878	10%	(6%)	(3%)
Services	2,416	8%	2,512	9%	(4%)	(1%)
Total revenues	28,369	100%	28,369	100%	0%	2%
OPERATING EXPENSES
Cloud services and license support	2,807	10%	2,645	9%	6%	8%
Hardware	998	4%	1,116	4%	(11%)	(8%)
Services	2,127	7%	2,126	8%	0%	3%
Sales and marketing	6,191	22%	6,118	22%	1%	4%
Research and development	4,464	16%	4,541	16%	(2%)	0%
General and administrative	935	3%	977	3%	(4%)	(2%)
Amortization of intangible assets	1,265	4%	1,205	4%	5%	5%
Acquisition related and other	29	0%	32	0%	(10%)	(7%)
Restructuring	275	1%	506	2%	(46%)	(45%)
Total operating expenses	19,091	67%	19,266	68%	(1%)	1%
OPERATING INCOME	9,278	33%	9,103	32%	2%	5%
Interest expense	(1,557)	(5%)	(1,477)	(5%)	5%	5%
Non-operating income, net	681	2%	891	3%	(23%)	(24%)
INCOME BEFORE PROVISION FOR INCOME TAXES	8,402	30%	8,517	30%	(1%)	2%
Provision for income taxes (2)	1,059	4%	8,206	29%	(87%)	(87%)
NET INCOME	$7,343	26%	$311	1%	2,263%	3,666%
EARNINGS PER SHARE:
Basic	$1.98		$0.07
Diluted	$1.93		$0.07
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,716		4,146
Diluted	3,811		4,268

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the nine months ended February 28, 2019 compared with the corresponding prior year period decreased our revenues by 2 percentage points, operating expenses by 2 percentage points and operating income by 3 percentage points.

(2)

Provision for income taxes for the periods presented included the impacts of the U.S. 2017 Tax Cuts and Jobs Act, which was signed into law during our third quarter of fiscal 2018, and for which additional discussion is included in Appendix A.

ORACLE CORPORATION

Q3 FISCAL 2019 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Nine Months Ended February 28,						% Increase (Decrease) in US$		% Increase (Decrease) in Constant Currency (2)
	2019 GAAP	Adj.	2019 Non-GAAP	2018 GAAP	Adj.	2018 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$28,369	$17	$28,386	$28,369	$39	$28,408	0%	0%	2%	2%
Cloud services and license support	19,908	17	19,925	19,454	39	19,493	2%	2%	4%	4%
TOTAL OPERATING EXPENSES	$19,091	$(2,828)	$16,263	$19,266	$(2,933)	$16,333	(1%)	0%	1%	2%
Sales and marketing (3)	6,191	(278)	5,913	6,118	(255)	5,863	1%	1%	4%	3%
Stock-based compensation (4)	981	(981)	—	935	(935)	—	5%	*	5%	*
Amortization of intangible assets (5)	1,265	(1,265)	—	1,205	(1,205)	—	5%	*	5%	*
Acquisition related and other	29	(29)	—	32	(32)	—	(10%)	*	(7%)	*
Restructuring	275	(275)	—	506	(506)	—	(46%)	*	(45%)	*
OPERATING INCOME	$9,278	$2,845	$12,123	$9,103	$2,972	$12,075	2%	0%	5%	3%
OPERATING MARGIN %	33%		43%	32%		43%	62 bp.	20 bp.	81 bp.	20 bp.
INCOME TAX EFFECTS (6)	$1,059	$1,122	$2,181	$8,206	$(5,688)	$2,518	(87%)	(13%)	(87%)	(11%)
NET INCOME	$7,343	$1,723	$9,066	$311	$8,660	$8,971	2,263%	1%	3,666%	4%
DILUTED EARNINGS PER SHARE	$1.93		$2.38	$0.07		$2.10	2,547%	13%	4,117%	16%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,811	—	3,811	4,268	—	4,268	(11%)	(11%)	(11%)	(11%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Non-GAAP adjustments to sales and marketing expenses were as follows:

	Nine Months Ended February 28,
	2019	2018
Stock-based compensation (4)	$(278)	$(275)
Acquired deferred sales commissions amortization	—	20
Total non-GAAP sales and marketing adjustments	$(278)	$(255)

(4)	Stock-based compensation was included in the following GAAP operating expense categories:

	Nine Months Ended February 28, 2019			Nine Months Ended February 28, 2018
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$74	$(74)	$—	$58	$(58)	$—
Hardware	7	(7)	—	8	(8)	—
Services	37	(37)	—	41	(41)	—
Research and development	732	(732)	—	693	(693)	—
General and administrative	131	(131)	—	135	(135)	—
Subtotal	981	(981)	—	935	(935)	—
Sales and marketing	278	(278)	—	275	(275)	—
Acquisition related and other	—	—	—	1	(1)	—
Total stock-based compensation	$1,259	$(1,259)	$—	$1,211	$(1,211)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of February 28, 2019 was as follows:

Remainder of fiscal 2019	$401
Fiscal 2020	1,492
Fiscal 2021	1,269
Fiscal 2022	1,018
Fiscal 2023	622
Fiscal 2024	391
Thereafter	485
Total intangible assets, net	$5,678

(6)

Income tax effects were calculated reflecting an effective GAAP tax rate of 12.6% and 96.4% in the first nine months of fiscal 2019 and 2018, respectively, and an effective non-GAAP tax rate of 19.4% and 21.9% in the first nine months of fiscal 2019 and 2018, respectively. The difference between our GAAP and non-GAAP tax rates in the first nine months of fiscal 2019 and 2018 was primarily due to the impacts of the U.S. Tax Cuts and Jobs Act of 2017 (refer to Appendix A for additional information).

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2019 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	February 28, 2019	May 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$14,720	$21,620
Marketable securities	25,310	45,641
Trade receivables, net	3,993	5,136
Prepaid expenses and other current assets	3,594	3,762
Total Current Assets	47,617	76,159
Non-Current Assets:
Property, plant and equipment, net	6,197	5,897
Intangible assets, net	5,678	6,670
Goodwill, net	43,776	43,755
Deferred tax assets	2,033	1,395
Other non-current assets	4,137	3,975
Total Non-Current Assets	61,821	61,692
TOTAL ASSETS	$109,438	$137,851
LIABILITIES AND EQUITY
Current liabilities:
Notes payable and other borrowings, current	$4,487	$4,491
Accounts payable	603	529
Accrued compensation and related benefits	1,258	1,806
Deferred revenues	8,007	8,341
Other current liabilities	3,631	3,957
Total Current Liabilities	17,986	19,124
Non-Current Liabilities:
Notes payable and other borrowings, non-current	51,672	56,128
Income taxes payable	13,208	13,429
Other non-current liabilities	2,334	2,297
Total Non-Current Liabilities	67,214	71,854
Equity	24,238	46,873
TOTAL LIABILITIES AND EQUITY	$109,438	$137,851

ORACLE CORPORATION

Q3 FISCAL 2019 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Nine Months Ended February 28,
	2019	2018
Cash Flows From Operating Activities:
Net income	$7,343	$311
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	900	878
Amortization of intangible assets	1,265	1,205
Deferred income taxes	(741)	(740)
Stock-based compensation	1,259	1,211
Other, net	144	(62)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	1,106	1,633
Decrease (increase) in prepaid expenses and other assets	168	(105)
Decrease in accounts payable and other liabilities	(647)	(607)
(Decrease) increase in income taxes payable	(410)	7,444
Decrease in deferred revenues	(258)	(442)
Net cash provided by operating activities	10,129	10,726
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(1,310)	(24,496)
Proceeds from maturities of marketable securities and other investments	10,210	14,808
Proceeds from sales of marketable securities	11,328	2,261
Acquisitions, net of cash acquired	(330)	—
Capital expenditures	(1,247)	(1,358)
Net cash provided by (used for) investing activities	18,651	(8,785)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(29,887)	(6,421)
Proceeds from issuances of common stock	1,468	2,116
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(455)	(467)
Payments of dividends to stockholders	(2,126)	(2,362)
Proceeds from borrowings, net of issuance cost	—	9,945
Repayments of borrowings	(4,500)	(7,300)
Other, net	(95)	(34)
Net cash used for financing activities	(35,595)	(4,523)
Effect of exchange rate changes on cash and cash equivalents	(85)	285
Net decrease in cash and cash equivalents	(6,900)	(2,297)
Cash and cash equivalents at beginning of period	21,620	21,784
Cash and cash equivalents at end of period	$14,720	$19,487

ORACLE CORPORATION

Q3 FISCAL 2019 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2018				Fiscal 2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$14,817	$14,581	$15,192	$15,386	$15,542	$15,238	$14,789

Capital Expenditures	(2,195)	(2,037)	(1,883)	(1,736)	(1,646)	(1,468)	(1,625)

Free Cash Flow	$12,622	$12,544	$13,309	$13,650	$13,896	$13,770	$13,164

% Growth over prior year	0%	(1%)	13%	13%	10%	10%	(1%)

GAAP Net Income	$9,745	$9,932	$3,643	$3,587	$3,708	$3,827	$10,619

Free Cash Flow as a % of Net Income	130%	126%	365%	381%	375%	360%	124%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q3 FISCAL 2019 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2018					Fiscal 2019
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES
Cloud services and license support	$6,407	$6,461	$6,587	$6,768	$26,222	$6,609	$6,637	$6,662		$19,908
Cloud license and on-premise license	894	1,331	1,299	2,247	5,772	867	1,217	1,251		3,334
Hardware	943	941	994	1,116	3,994	904	891	915		2,711
Services	860	856	796	883	3,395	813	817	786		2,416
Total revenues	$9,104	$9,589	$9,676	$11,014	$39,383	$9,193	$9,562	$9,614		$28,369
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	11%	11%	11%	8%	10%	3%	3%	1%		2%
Cloud license and on-premise license	(13%)	(1%)	(9%)	(18%)	(12%)	(3%)	(9%)	(4%)		(5%)
Hardware	(5%)	(7%)	(3%)	0%	(4%)	(4%)	(5%)	(8%)		(6%)
Services	6%	1%	(2%)	(1%)	1%	(5%)	(5%)	(1%)		(4%)
Total revenues	6%	6%	5%	0%	4%	1%	0%	(1%)		0%
CONSTANT CURRENCY GROWTH RATES (2)
Cloud services and license support	10%	9%	7%	6%	8%	4%	5%	4%		4%
Cloud license and on-premise license	(14%)	(3%)	(13%)	(18%)	(13%)	0%	(6%)	0%		(3%)
Hardware	(6%)	(9%)	(7%)	(2%)	(6%)	(3%)	(3%)	(4%)		(3%)
Services	6%	0%	(6%)	(3%)	(1%)	(4%)	(2%)	3%		(1%)
Total revenues	5%	5%	1%	(1%)	2%	2%	2%	3%		2%
CLOUD AND LICENSE REVENUES BY ECOSYSTEM (3)
Applications revenues	$2,616	$2,668	$2,717	$3,022	$11,023	$2,761	$2,808	$2,841		$8,410
Infrastructure revenues	4,685	5,124	5,169	5,993	20,971	4,715	5,046	5,072		14,832
Total cloud and license revenues	$7,301	$7,792	$7,886	$9,015	$31,994	$7,476	$7,854	$7,913		$23,242
AS REPORTED REVENUE GROWTH RATES
Applications revenues	17%	15%	9%	5%	11%	6%	5%	5%		5%
Infrastructure revenues	3%	6%	6%	(2%)	3%	1%	(2%)	(2%)		(1%)
Total cloud and license revenues	7%	9%	7%	1%	6%	2%	1%	0%		1%
CONSTANT CURRENCY GROWTH RATES (2)
Applications revenues	17%	13%	7%	4%	10%	7%	7%	7%		7%
Infrastructure revenues	1%	4%	1%	(3%)	1%	2%	1%	2%		2%
Total cloud and license revenues	7%	7%	3%	(1%)	4%	4%	3%	3%		3%
GEOGRAPHIC REVENUES
Americas	$5,098	$5,281	$5,253	$6,016	$21,648	$5,161	$5,243	$5,266		$15,671
Europe/Middle East/Africa	2,535	2,796	2,881	3,197	11,409	2,576	2,782	2,781		8,139
Asia Pacific	1,471	1,512	1,542	1,801	6,326	1,456	1,537	1,567		4,559
Total revenues	$9,104	$9,589	$9,676	$11,014	$39,383	$9,193	$9,562	$9,614		$28,369

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018 and 2017 for the fiscal 2019 and fiscal 2018 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

(3)

Applications ecosystem revenues represent the sum of applications related cloud services and license support revenues; and applications related license revenues. Infrastructure ecosystem revenues represent the sum of infrastructure related cloud services and license support revenues; and infrastructure related license revenues.

APPENDIX A

ORACLE CORPORATION

Q3 FISCAL 2019 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the U.S. Tax Cuts and Jobs Act of 2017:

• Cloud services and license support revenues: Business combination accounting rules require us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support  revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Deferred sales commissions amortization: Certain acquired companies capitalized sales commissions associated with subscription agreements and amortized these amounts over the related contractual terms.  Business combination accounting rules generally require us to eliminate these capitalized sales commissions balances as of the acquisition date and our post-combination GAAP sales and marketing expenses generally do not reflect the amortization of these deferred sales commissions balances. The non-GAAP adjustment to increase our sales and marketing expenses is intended to include, and thus reflect, the full amount of amortization related to such balances as though the acquired companies operated independently in the periods presented. We believe this adjustment to sales and marketing expenses is useful to investors as a measure of the ongoing performance of our business.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs and stock-based compensation expenses for transitional and certain other employees, integration related professional services, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.

• Impact of the U.S. Tax Cuts and Jobs Act of 2017:  The U.S. Tax Cuts and Jobs Act of 2017 (the Tax Act) was signed into law on December 22, 2017. For the three and nine months ended February 28, 2019, we recorded a net benefit of $236 million and $389 million, respectively, related to adjustments in our estimates of the one-time effects of the Tax Act, including the one-time transition tax on certain foreign subsidiary earnings and the remeasurement of net deferred income tax balances affected by the Tax Act. We recorded a net charge of $6.9 billion during the three and nine months ended February 28, 2018 related to our preliminary assessment of the one-time effects of the Act, including the one-time transition tax on certain foreign subsidiary earnings and the remeasurement of net deferred income tax balances affected by the Act. We have excluded the impacts of these items from our non-GAAP income taxes and net income measures for the third quarter and first nine months of fiscal 2019 and 2018. We believe making these adjustments provides insight to our operating performance and comparability to past operating results.